SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2006 (November 3, 2006)

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	00019774 (Commission File Number)	51-0303670 (IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ	07662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On November 3, 2006, the Compensation Committee of the Company’s Board of Directors made an award of stock appreciation rights to be settled in cash (“Cash SAR’s”) under the Company’s 2006 Equity-Based Compensation and Performance Incentive Plan (the “2006 Plan”) to Ms. Patricia Ippoliti, the newly hired Senior Vice President-Human Resources of United Retail Incorporated, a subsidiary of the Company. She received a Cash SAR with respect to 25,000 shares of Company Common Stock. The Committee also approved a standard form of Cash SAR award agreement, which is an exhibit to this Report.

Cash SAR’s give the holder the right to exercise the right and receive a lump sum cash payment equivalent to the appreciation in the market price of Company stock between the date of grant of the Cash SAR and the date of exercise with respect to a designated number of shares.

Cash SAR’s are exercisable for a term of seven years with five-year vesting.

The above summary description of Cash SAR’s is qualified in its entirety by reference to the more complete description contained in the Cash SAR award agreement.

The potential appreciation in the Cash SAR’s awarded to Ms. Ippoliti is based on the closing market price per share on The NASDAQ Global Market on November 2, 2006 of $18.70.

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Description
10*	form of Stock Appreciation Rights Settled in Cash Award Agreement

_____

*A benefit plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 3, 2006	UNITED RETAIL GROUP, INC.
(Registrant)

By: /s/GEORGE R. REMETA
George R. Remeta
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10*	form of Stock Appreciation Rights Settled in Cash Award Agreement

____

*A benefit plan